Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121087) of Stewart Enterprises, Inc. of our report dated June 21, 2005 relating to the financial statements of Stewart Enterprises Puerto Rico Employees’ Retirement Trust, which appears in this Form 11-K.

LaPorte Sehrt Romig Hand
A Professional Accounting Corporation
Metairie, Louisiana
June 29, 2005